DUNE
                                     ENERGY
                                     [LOGO]

                                                    Company Contact: Alan Gaines
                                                    Chairman & CEO
                                                    (713) 888-0895
                                                         -or-
                                                    Ron Stabiner
                                                    The Wall Street Group, Inc.
                                                    (212) 888-4848

FOR IMMEDIATE RELEASE:

         DUNE ENERGY APPROVED FOR LISTING BY THE AMERICAN STOCK EXCHANGE

HOUSTON, Texas, May 2, 2005 - Dune Energy, Inc. (OTC BB: DENG) ("Dune" or the "Company") announced today that the American Stock Exchange ("AMEX") has approved the listing of Dune's common stock. It is anticipated that Dune's stock will commence trading on the AMEX on Monday, May 9, 2005. The Company will announce its new trading symbol and its specialist later this week. The last day of trading for the Company's stock on the OTC will be May 6, 2005.

The AMEX approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the AMEX, and may be rescinded if the Company is not in compliance with such standards. As of the date of this release, the Company believes it is in compliance with all such standards.

Alan Gaines, Dune's Chairman and CEO stated "We are very pleased to have been recognized by the American Stock Exchange as a company worthy of listing. As a member of this prestigious national exchange, we believe Dune's visibility as a rapidly growing exploration and development company will be greatly enhanced."

To find out more about Dune Energy (OTCBB: DENG), please visit the Company's website at www.duneenergy.com .

SAFE HARBOR PROVISION

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune's Annual report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.